UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 7, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement

On November 15, 2013, American Superconductor Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (“Sales Agreement”), with MLV & Co. LLC (“MLV’), pursuant to which the Company may issue and sell shares of its common stock having an aggregate offering price of up to $30.0 million from time to time through MLV as the Company’s sales agent.

On November 7, 2014, in connection with the Company’s announcement of its pricing of an offering to issue and sell, as units, 9,090,909 shares of the Company’s common stock, par value $0.01 per share and warrants to purchase 8,181,818 shares of common stock (the “Offering”), the Company gave notice to MLV of the termination of the Sales Agreement pursuant to Section 13(b) of the Sales Agreement. The Company has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital. MLV agreed to waive the ten day notice requirement under the Sales Agreement, and the termination of the Sales Agreement was effective on November 7, 2014. The Company did not incur any termination penalties as a result of the termination of the Sales Agreement. MLV acted as an underwriter in the Offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed with the United States Securities and Exchange Commission on November 18, 2013 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 7, 2014, the the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1.

The information being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by American Superconductor Corporation on November 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: November 7, 2014	By:	/s/ David A. Henry
David A. Henry
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by American Superconductor Corporation on November 7, 2014.